SUPPLEMENTAL AGREEMENT

     SUPPLEMENTAL AGREEMENT made as of December 1, 1985, by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and JOHN J. DOONER, JR. (hereinafter referred to as "Executive"):

                      W I T N E S S E T H

          WHEREAS, the Corporation and Executive are parties to an Employment Agreement made as of August T, 1984 and a Supplemental Agreement made as of June 1, 1985 thereinafter referred to collectively as the "Employment Agreement.), and

          WHEREAS, the Corporation and Executive desire to amend the Employment Agreement:

          NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:

          1. Section 3.01 of the Employment Agreement is hereby amended, effective as of December 1, 1985, so as the delete "$127,000". and to substitute therefor
          "$150,000".

          2. Section 3.02 of the Employment Agreement is hereby amended, effective as of December 1, 1985, so as to delete the first three sentences thereof and substitute therefor the following: "Subject to the provisions of
          Section 3.03 hereof, the Corporation will further compensate Executive for the duties specified in
          Section 2.01 hereof by payment at the times and upon the conditions specified in Section 3.03, of sums ("Deferred Compensation") of $5,000 for the period August 1, 1984 through July 31, 1985 and $3,333.33 for the period August 1, 1985 through November 30, 1985."

          3. Section 3.03(a) of the Employment Agreements hereby amended, effective as of December 1, 1985, so as to delete such Section in its entirety and substitute the following therefor: n ( a) If the employment of Executive

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          by the Corporation terminates by reason of his
          voluntary resignation prior to August 1, 1989, he shall be entitled to receive no Deferred Compensation. If the employment of Executive by the Corporation terminates by reason of his voluntary resignation between August 1, 1989 and November 30, 1989, he shall be entitled to receive the Deferred Compensation accrued for the period August 1, 1984 through July 31, 1985, but not the Deferred Compensation accrued for the period August 1, 1985 through November 30, 1985."

          4. Section 3.03(b) of the Employment Agreement is hereby amended, effective as of December 1, 1985, so as to delete the word "Year" therefrom and substitute
          "period" therefor.

          5. Except as hereinabove amended, the Employment
          Agreement shall continue in full force and effect.

          6. This Supplemental Agreement shall be governed by the laws of the State of New York.

                         THE INTERPUBLIC GROUP OF COMPANIES, INC.
                         By C. Kent Kroeber

                         John J. Dooner, Jr.
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